EXHIBIT 5.1

[Letterhead of Debevoise & Plimpton LLP]

December 21, 2012

Reynolds Group Holdings Limited

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Group Issuer (Luxembourg) S.A.

Level Nine

148 Quay Street

Auckland 1010 New Zealand

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special counsel to Reynolds Group Issuer Inc. (the “Corporate Issuer”), Reynolds Group Issuer LLC (the “LLC Issuer”) and Reynolds Group Issuer (Luxembourg) S.A. (the “Lux Issuer” and together with the Corporate Issuer and the LLC Issuer, the “Issuers”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (Registration No. 333-185285) filed with the Commission (the “Registration Statement”) relating to the proposed offering by the Issuers of the $3,250,000,000 aggregate principal amount of 5.750% Senior Secured Notes due 2020 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuers’ outstanding $3,250,000,000 aggregate principal amount of 5.750% Senior Secured Notes due 2020 (the “Old Notes” and, together with the New Notes, the “Notes”).

The New Notes are to be issued under the Indenture. The obligations of the Issuers pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (such guarantees, collectively, the “Guarantees”).

As used herein, “Indenture” means, the Senior Secured Notes Indenture, dated as of September 28, 2012, among the Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited, as additional collateral agent, as amended and supplemented from time to time. “Trustee” means, The Bank of New York Mellon, in its capacity as trustee under the Indenture. “Original Collateral Agent” means, The Bank of New York Mellon, in its capacity as collateral agent under the Indenture. “Additional Collateral Agent” means, Wilmington Trust (London) Limited, in its capacity as additional collateral agent under the Indenture. “Collateral Agents” means, the Original Collateral Agent and the Additional Collateral Agent. “Delaware Corporate Guarantors” means, collectively, all guarantors listed in Schedule A under the heading “Delaware Corporate Guarantors.” “Other Guarantors”

means, all guarantors listed in Schedule A under the heading “Other Guarantors.” “Guarantors” means, the Delaware Corporate Guarantors and the Other Guarantors listed in Schedule A.

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuers, the Guarantors and their respective parents and subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Issuers, the Guarantors and their respective parents and subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuers, the Guarantors and their respective parents and subsidiaries and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee, (viii) the power and authority of the Collateral Agents to enter into and perform their obligations under the Indenture, (ix) the due authorization, execution and delivery of the Indenture by the Collateral Agents, (x) the enforceability of the Indenture against the Collateral Agents and (xi) that each of the Lux Issuer, the LLC Issuer and the Other Guarantors (A) has been duly organized under the laws of the jurisdiction of its formation, (B) is validly existing and in good standing under the laws of the jurisdiction of its formation, (C) has the power and authority to execute, deliver and perform its obligations under the Indenture, (D) has taken all necessary actions under the laws of the jurisdiction of its formation to duly authorize the execution and delivery of, and performance of its obligations under the Indenture and (E) to the extent governed by the laws of the jurisdiction of its formation, has duly executed and delivered the Indenture.

Based upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that, upon the due execution and issuance of the New Notes by the Issuers and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, (1) the New Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (2) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as currently in effect, and we do not express any opinion herein concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

Schedule A

Delaware Corporate Guarantors

Bakers Choice Products, Inc.

Blue Ridge Holding Corp.

Blue Ridge Paper Products Inc.

Closure Systems International Americas, Inc.

Closure Systems International Holdings Inc.

Closure Systems International Inc.

Closure Systems International Packaging Machinery Inc.

CSI Sales & Technical Services Inc.

Evergreen Packaging Inc.

Evergreen Packaging USA Inc.

Evergreen Packaging International (US) Inc.

GPC Capital Corp. I

GPC Capital Corp. II

Graham Packaging Acquisition Corp.

Graham Packaging Company Inc.

Graham Packaging PET Technologies Inc.

Graham Packaging Plastic Products Inc.

Graham Packaging PX Holding Corporation

Graham Packaging Regioplast STS Inc.

Pactiv Germany Holdings, Inc.

Pactiv International Holdings Inc.

Pactiv Packaging Inc.

PCA West Inc.

RenPac Holdings Inc.

Reynolds Consumer Products Inc.

Reynolds Group Holdings Inc.

Reynolds Manufacturing, Inc.

Reynolds Presto Products Inc.

Reynolds Services Inc.

SIG Combibloc Inc.

Other Guarantors

Whakatane Mill Australia Pty Limited

SIG Austria Holding GmbH

SIG Combibloc GmbH

SIG Combibloc GmbH & Co KG

Closure Systems International (Brazil) Sistemas de Vedação Ltda.

SIG Beverages Brasil Ltda.

SIG Combibloc do Brasil Ltda.

CSI Latin American Holdings Corporation

Graham Packaging PX Company

Graham Packaging PX, LLC

Evergreen Packaging Canada Limited

Pactiv Canada Inc.

CSI Closure Systems Manufacturing de Centro America, Sociedad de Responsabilidad Limitada

BCP/Graham Holdings L.L.C.

Closure Systems Mexico Holdings LLC

CSI Mexico LLC

GPACSUB LLC

GPC Holdings LLC

GPC Opco GP LLC

GPC Sub GP LLC

Graham Packaging Company, L.P.

Graham Packaging GP Acquisition LLC

Graham Packaging LC, L.P.

Graham Packaging LP Acquisition LLC

Pactiv LLC

Pactiv Management Company LLC

Reynolds Consumer Products Holdings LLC

SIG Holding USA, LLC

Closure Systems International Deutschland GmbH

Closure Systems International Holdings (Germany) GmbH

Omni-Pac Ekco GmbH Verpackungsmittel

Omni-Pac GmbH Verpackungsmittel

Pactiv Deutschland Holdinggesellschaft mbH

SIG Beteiligungs GmbH

SIG Beverages Germany GmbH

SIG Combibloc GmbH

SIG Combibloc Holding GmbH

SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH

SIG Euro Holding AG & Co. KGaA

SIG Information Technology GmbH

SIG International Services GmbH

SIG Asset Holdings Limited

Closure Systems International (Hong Kong) Limited

SIG Combibloc Limited

CSI Hungary Manufacturing and Trading Limited Liability Company

Closure Systems International Holdings (Japan) KK

Closure Systems International Japan, Limited

Southern Plastics Inc.

Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Beverage Packaging Holdings (Luxembourg) V S.A.

Evergreen Packaging (Luxembourg) S.à r.l.

Bienes Industriales del Norte, S.A. de C.V.

CSI en Ensenada, S. de R.L. de C.V.

CSI en Saltillo, S. de R.L. de C.V.

CSI Tecniservicio, S. de R.L. de C.V.

Evergreen Packaging Mexico, S. de R.L. de C.V.

Grupo Corporativo Jaguar, S.A. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.

Pactiv Foodservice Mexico, S. de R.L. de C.V.

Pactiv Mexico, S. de R.L. de C.V.

Reynolds Metals Company de Mexico, S. de R.L. de C.V.

Técnicos de Tapas Innovativas, S.A. de C.V.

Servicios Industriales Jaguar, S.A. de C.V.

Servicio Terrestre Jaguar, S.A. de C.V.

Closure Systems International B.V.

Evergreen Packaging International B.V.

Reynolds Consumer Products International B.V.

Reynolds Packaging International B.V.

Whakatane Mill Limited

Reynolds Group Holdings Limited

BRPP, LLC

International Tray Pads & Packaging, Inc.

Graham Packaging Minster LLC

Graham Packaging Holdings Company

Graham Recycling Company, L.P.

SIG allCap AG

SIG Combibloc Group AG

SIG Combibloc Procurement AG

SIG Combibloc (Schweiz) AG

SIG Schweizerische Industrie-Gesellschaft AG

SIG Technology AG

SIG Combibloc Ltd.

Closure Systems International (UK) Limited

IVEX Holdings, Ltd.

J. & W. Baldwin (Holdings) Limited

Kama Europe Limited

Omni-Pac U.K. Limited

Reynolds Consumer Products (UK) Limited

Reynolds Subco (UK) Limited

SIG Combibloc Limited

The Baldwin Group Limited

Graham Packaging West Jordan, LLC